Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180

(IRS Employer Identification No.)

5555 San Felipe Street, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

INDEPENDENT CONTRACT DRILLING, INC.

(Exact name of obligor as specified in its charter)

DELAWARE	37-1653648
(State or other jurisdiction of incorporation or organization)	(IRS employer identification No.)

11601 North Galayda Street Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve PO Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor.

The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	Lists of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No.333-74008).

2.	Certificate of Authority from the Comptroller of Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with the Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 6/30/18. See attached Exhibit 1 to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, and State of Texas, on the 28th day of August, 2018.

UMB BANK, NATIONAL ASSOCIATION

BY:
Steven A. Finklea, Senior Vice President

DATE: August 28, 2018

June 2018 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 07/30/2018 - 03:10 pmSchedule RC 15Consolidated Report of Condition for Insured Banksand Savings Associations for June 30, 2018All schedules are to be reported in thousands of dollars. Unless otherw ise indicated, report the amount outstanding as of the last businessday of the quarter.Schedule RC--Balance SheetDollar Amounts in ThousandsAssets1. Cash and balances due from depository Institutions (from Schedule RGA):a. Noninterest-bearing balances and currency and coin ~ 11 ................................................................b. Interest-bearing balances (2) ...........................................................2. Securities:a. Held-to-maturity securities (from Schedule RGB, column A) ............................................................b. Available-for-sale securities (from Schedule RGB, column D) .........................................................c. Equity securities with readily determinable fair values not held for trading (3) ..............3. Federal funds sold and securities purchased under agreements to resell:a. Federal funds soid ..............................................................................................................................b. Securities purchased under agreements to resell (4) ........................................................................4. Loans and lease financing receivables (from Schedule RGC):a. Loans and leases held for sale ...........................................................................................................o. LESS. Allowancefor’oan ndlea enlosses ,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,RCON8528 11,631,540ON3123 98,298d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) ..................................5. Trading assets (from Schedule RGD) ..................................................................................................6. Premises and fixed assets (including capitalized leases) .....................................................................7. Other real estate owned (from Schedule RGM) ...................................................................................8. Investments in unconsolidated subsidiaries and associated companies ..............................................9. Direct and ind(rect investments in real estate ventures ........................................................................10. Intangible assets (from Schedule RC-M) ......................................................................................11. Other assets (from Schedule RGF) .......................................................................................................12. Total assets (sum of items 1 through 11) ......:...,.AmountRCON0081 380,030RCON0071 94,624RCON1754 1,204,582RCON1773 6,011,564RCONJA22 0RCONB987 14,916RCON6989 55,430RCON5369 3,482RCONB529 11,533,242RCON3545 53,064RCON2145 215,334RCON2150 4,931RCON2130 0RCON3656 0RCON2143 117,459RCON2160 625,994RCON2170 20,314,6521.a.1.b.2.a.2.b.2.c.3.a.3.b.4.a.4.b.4.c,4.d.5.6.7.8.9.10.11.12.(1) Includes cash items in process of collection and unposted debits.(2) ~nciudes time certificates of deposit not held for trading.(3) Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, w hich includes provisions governing the accounting for investments inequity securities. See the instructions for further detail on ASU 2016-01.(4) Includes all securities resale agreements, regardless of maturity.

June 2018 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 07/30/2018 - 03:10 pmSchedule RC 16Schedule RC—ContinuedDollar Amounts in ThousandsLiabilities13. Deposits:a. in domestic offices (sum of totals of columns A and C from Schedule RGE) ...................................(1) Noninterest-bearing ~ ~ 1 ............................................................... RCON6631 6,255,551(2) Interest-bearing ............................................................................ RCON6636 10,391,13b. Not applicable14. Federal funds purchased and securities sold under agreements to repurchase:a. Federal funds purchased (2) .............................................................................................................b. Securities sold under agreements to repurchase ~3~ .........................................................................15. Trading liabilities (from Schedule RGD) .................................................................................................16, Otherborrow ed money (includes mortgage indebtedness and obligations under capitalized leases}(from Schedule RGM) ...........................................................................................................................17. Not applicable18. Not applicable19. Subordinated notes and debentures ~ 4 > ...............................................................................................20. Other liabilities (from Schedule RGG) ....................................................................................................21. Total liabilities (sum of items 13 through 20) ..........................................................................................22. Not appiicable ........................................................................................................................................Equity CapitalBank Equity Capital23. Perpetual preferred stock and related surplus .......................................................................................24. Common stock .......................................................................................................................................25. Surplus (exclude all surplus related to preferred stock) .......................................................................26.a. Retained earnings ................................................................................................................................b. Accumulated other comprehensive income (5) ..................................................................................c. Other equity capital components (s) ..................................................................................................27.a. Total bank equity capital (sum of items 23 through 26.c) ...................................................................b. Noncontrolling (minority) interests in consolidated subsidiaries .........................................................28. Total equity capital (sum of items 27.a and 27.b) ..................................................................................29. Total liabilities and equity capital (sum of items 21 and 28) ....................................................................AmountRCON2200 16,646,685RCONB993 378,684RCON6995 1,288,008RCON3548 0RCON3190 9,858RCON3200 0RCON2930 157,005RCON2948 18,480,240RCON3838 0RCON3230 21,250RCON3839 750,818RCON3632 1,192,464RCONB530 (130,120)RCONA130 0RCON3210 1,834,412RCON3000 0RCONG105 1,834,412RCON3300 20,314,65213.a.13.a.(1)13.a.(2)14.a.14.b,15.16.19.20.21.22.23.24.25.26.a.26.b.26.c.27.a.27. b.28.29.(1) Includes noninterest-bear(ng demand, time, and savings deposits.(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”(3) Includes all securities repurchase agreements, regardless of maturity.(4) Includes limited-life preferred stock and related surplus.(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges,and accumulated defined benefit pension and other postretirement plan adjustments.(6) includes treasury stock and unearned Employee Stock Ow nership Plan shares.

June 2018 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855Schedule RC--ContinuedMemorandaTo be reported with the March Report of Condition.Indicate in the box at the right the number of the statement below that best describes the mostcomprehensive level of auditing w ork performed for the bank by independent external auditors as ofany date during 2017 ................................................................................................................................1 a =An integrated audit of the reporting institution’s financial statementsand its internal control over financial reporting conducted inaccordance w ith the standards of the American Institute of CertifiedPublic Accountants (AICPA) or the Public Company AccountingOversight Board (PCAOB) by an independent public accountant thatsubmits a report on the institution.1 b =An audit of the reporting institution’s financial statements onlyconducted in accordance w ith the auditing standards of the AICPA orthe PCAOB by an independent public accountant that submits a reporton the institution.2a =An integrated audit of the reporting institution’s parent holdingcompany’s consolidated financial statements and its internal controlover financial reporting conducted in accordance w ith the standardsof the AICPA or the PGAOB by an independent public accountant thatsubmits a report on the consolidated holding company (but not on theinstitution separately).Printed; 07/30/2018 - 03:10 pmSchedule RC ~ 7M.1.2b =An audit of the reporting institution’s parent holding company’sconsolidated financial statements only conducted in accordance w iththe auditing standards of the AICPA or the PCAOB by an independentpublic accountant that submits a report on the consolidated holdingcompany (but not on the institution separately).3 = This number is not to be used.4 = Directors’ examination of the bank conducted in accordance w ithgenerally accepted auditing standards by a certified public accountingfirm (may be required by state chartering authority)5 = Directors’ examination of the bank performed by other externalauditors (may be required by state chartering authority)6 = Review of the bank’s financial statements by external auditors7 = Compilation of the bank’s financial statements by external auditors8 = Other audit procedures (excluding tax preparation w ork)9 = No external audit w orkTo be reported with the March Report of Condition.2. Bank’s fiscal year-end date (report the date in MMDD format) ................................................................DateN/A ~ M.2.